Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR REULTS FOR 2010

Operating Results:

•	Fourth quarter sales of $316.7 million, a decrease of 2% versus the fourth quarter of 2009 due to reduced OEM sales activity in Europe and lower North American retail sales.
•	Fourth quarter net income per diluted share from continuing operations on a GAAP basis of $0.30 compared to $0.27 in the fourth quarter of 2009, an increase of 11%, or $0.40 on an adjusted basis, compared to $0.44 on an adjusted basis in the fourth quarter of 2009, a decrease of 9%.
•	Operating margins on a GAAP basis unchanged at 7.4% in the fourth quarter of 2010 and 2009; adjusted operating margins decreased by 0.1 percentage points to 9.6% as compared to the fourth quarter of 2009.
•	Full year 2010 sales of $1,274.6 million, an increase of 4% versus 2009, mainly due to organic growth.
•	Full year net income per diluted share from continuing operations on a GAAP basis of $1.69 compared to $1.10 in 2009, a 54% increase, or $1.97 on an adjusted basis compared to $1.55 in 2009, a 27% increase.
•	Year-to-date free cash flow generated $91.0 million or a 144% cash conversion rate of free cash flow to net income from continuing operations.

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

North Andover, MA…February 24, 2011. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter ended December 31, 2010. Net income per diluted share from continuing operations (EPS) for the fourth quarter of 2010 was $0.30. This represents an increase of 11% as compared to $0.27 of EPS reported in the fourth quarter of 2009. Fourth quarter 2010 EPS includes a negative $0.10 impact from restructuring and other charges. Adjusting for these items, fourth quarter 2010 adjusted EPS was $0.40, compared to fourth quarter 2009 adjusted EPS of $0.44, a decrease of 9%.

Sales for the fourth quarter of 2010 were $316.7 million, a decrease of $6.5 million, or 2%, compared to the fourth quarter of 2009. Sales declined organically by 1% with a 2% reduction due to foreign exchange, primarily due to the weakening of the euro against the U.S. dollar, partially offset by contributions from acquisitions of 1%. Operating income in the fourth quarter of 2010 was $23.4 million, which yielded operating margins of 7.4%, compared to operating income in the fourth quarter of 2009 of $23.9 million, which yielded operating margins of 7.4%. On an adjusted basis, operating income was $30.3 million compared to $31.4 million in the fourth quarter of 2009, a 4% decrease. On an adjusted basis, operating margins decreased 0.1 percentage points to 9.6% in the fourth quarter of 2010, compared to 9.7% on an adjusted basis for the same period in 2009.

North American sales increased $4.9 million, or 3%, to $188.9 million, compared to $184.0 million for the fourth quarter of 2009. This increase was primarily due to an organic sales increase of $3.8 million, or 2%, and favorable foreign exchange movements of $0.8 million, associated with the strengthening of the Canadian dollar versus the U.S. dollar, and acquired sales of $0.3 million, totaling 1%. Sales into the North American wholesale market increased organically by 4% during the fourth quarter as compared to the same period in 2009, primarily from increased unit volume. Organic sales into the North American retail home improvement market decreased 5% for the fourth quarter as compared to the fourth quarter of 2009 primarily from decreased unit volume.

European sales decreased $10.9 million, or 8%, to $121.9 million, compared to $132.8 million for the fourth quarter of 2009. This decrease was primarily due to unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $8.7 million, or 7%, and by a decrease in organic sales of $6.9 million, or 5%, partially offset by acquired sales of $4.7 million, or 4%. Organic sales in the European wholesale market increased by 2% while the OEM markets decreased by 15% over the fourth quarter of 2009. The OEM market decline was primarily due to subsidies being retracted by government authorities for solar and alternative energy applications. European sales represented approximately 39% and 41% of total Company sales in the fourth quarters of 2010 and 2009, respectively.

China segment sales in the fourth quarter of 2010 decreased $0.5 million, or 7%, to $5.9 million compared to the fourth quarter of 2009. The primary decrease was organic and related to volume decrease in the export marketplace.

Sales for 2010 were $1,274.6 million, an increase of $48.7 million, or 4%, compared to 2009, primarily from organic growth. EPS for the full year 2010 was $1.69. This represents an increase of 54% as compared to $1.10 of EPS reported for the full year 2009. Adjusting for certain items, 2010 EPS was $1.97, compared to 2009 adjusted EPS of $1.55, an increase of 27%.

David J. Coghlan, Chief Executive Officer, commented, “Compared to the fourth quarter of 2009, our organic sales decreased by 1%, primarily due to lower business activity in the European OEM marketplace and reduced North American retail sales. Adjusted operating income decreased by 4% as compared to the fourth quarter of 2009. This was driven by the sales reduction in Europe which had a negative effect on plant absorption and we also experienced inefficiencies caused by our restructuring efforts in France and the U.S. Overall, we were pleased with our results for 2010 as organic sales grew 4%, and restructuring and productivity initiatives helped drive operating income growth of 24% on an adjusted basis. Our adjusted operating margins expanded 1.7 percentage points to 10.4% in 2010. ”

Mr. Coghlan concluded, “We continued to generate strong cash flow this year, generating $91.0 million of free cash flow in 2010, as compared to free cash flow of $181.2 million in 2009. Our conversion rate of free cash flow to net income from continuing operations was 144% versus 442% in 2009. The 2009 free cash flow results were dramatically affected by the reduction of investment in accounts receivable and inventory driven by the worldwide recession. This is the third consecutive year that we generated free cash flows in excess of net income. At December 31, 2010, our net debt to capitalization ratio was 5.2%, as compared to 9.9% at December 31, 2009.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income from continuing operations, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income from continuing operations) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income from continuing operations and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, impairment charges, significant legal settlements, product liability and workers’ compensation accrual decreases, due diligence costs, other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income from continuing operations is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. The Company’s measure of free cash flow and the net debt to capitalization ratio may not be comparable to similarly titled measures reported by other companies. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter results for 2010 on Friday, February 25, 2011, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 25, 2012.

The Company's 2011 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 11, 2011 at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; the outcome of our investigation into potential violations of the Foreign Corrupt Practices Act; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
STATEMENTS OF INCOME (LOSS)

Net sales	$316.7	$323.2	$1,274.6	$1,225.9

Net income from continuing operations	$11.4	$10.1	$63.1	$41.0
Income (loss) from discontinued operations	(0.1)	4.1	(4.3)	(23.6)
Net income	$11.3	$14.2	$58.8	$17.4

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.6	37.2	37.4	37.1

Net income (loss) per share
Continuing operations	$0.30	$0.27	$1.69	$1.10
Discontinued operations	—	0.11	(0.12)	(0.63)
Net income	$0.30	$0.38	$1.57	$0.47

Cash dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$329.2	$258.2
Short-term investment securities	4.0	6.5
Trade accounts receivable, less allowance for doubtful accounts of
$8.9 million in 2010 and $7.5 million in 2009	186.9	181.3
Inventories, net:
Raw materials	85.4	88.0
Work in process	36.4	36.5
Finished goods	143.8	142.2
Total Inventories	265.6	266.7
Prepaid expenses and other assets	18.4	22.1
Deferred income taxes	41.1	35.4
Assets held for sale	10.0	11.3
Assets of discontinued operations	1.8	23.1
Total Current Assets	857.0	804.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	450.5	454.9
Accumulated depreciation	(253.0)	(248.4)
Property, plant and equipment, net	197.5	206.5
OTHER ASSETS:
Goodwill	428.0	425.1
Intangible assets, net	152.6	151.2
Deferred income taxes	0.9	3.0
Other, net	10.1	8.8
TOTAL ASSETS	$1,646.1	$1,599.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$113.9	$102.3
Accrued expenses and other liabilities	115.6	105.9
Accrued compensation and benefits	42.6	45.9
Current portion of long-term debt	0.7	50.9
Liabilities of discontinued operations	5.8	9.8
Total Current Liabilities	278.6	314.8
LONG-TERM DEBT, NET OF CURRENT PORTION	378.0	304.0
DEFERRED INCOME TAXES	40.1	43.0
OTHER NONCURRENT LIABILITIES	47.9	57.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	—	—
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 30,102,677 shares in 2010
and 29,506,523 shares in 2009	3.0	3.0
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 6,953,680 shares in 2010
and 7,193,880 in 2009	0.7	0.7
Additional paid-in capital	405.2	393.7
Retained earnings	492.9	452.1
Accumulated other comprehensive income (loss)	(0.3)	30.1
Total Stockholders' Equity	901.5	879.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,646.1	$1,599.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net sales	$316.7	323.2	$1,274.6	$1,225.9
Cost of goods sold	203.8	203.7	809.7	790.8
GROSS PROFIT	112.9	119.5	464.9	435.1
Selling, general & administrative expenses	84.3	84.8	336.7	323.5
Restructuring and other charges	4.0	7.8	12.6	16.1
Goodwill and other indefinite-lived intangible asset impairment charges	1.2	3.0	1.4	3.3
OPERATING INCOME	23.4	23.9	114.2	92.2
Other (income) expense:
Interest income	(0.3)	(0.1)	(1.0)	(0.9)
Interest expense	6.1	5.2	22.8	22.0
Other, net	(0.8)	(0.2)	(2.1)	(1.2)
	5.0	4.9	19.7	19.9
NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18.4	19.0	94.5	72.3
Provision for income taxes	7.0	8.9	31.4	31.3
NET INCOME FROM CONTINUING OPERATIONS	11.4	10.1	63.1	41.0
Income (loss) from discontinued operations, net of taxes	(0.1)	4.1	(4.3)	(23.6)
NET INCOME	$11.3	$14.2	$58.8	$17.4

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.30	$0.27	$1.69	$1.11
Discontinued operations	—	0.11	(0.12)	(0.64)
NET INCOME	$0.30	$0.38	$1.58	$0.47
Weighted average number of shares	37.4	37.0	37.3	37.0
DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.30	$0.27	$1.69	$1.10
Discontinued operations	—	0.11	(0.12)	(0.63)
NET INCOME	$0.30	$0.38	$1.57	$0.47
Weighted average number of shares	37.6	37.2	37.4	37.1
Dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2010	2009
OPERATING ACTIVITIES
Net income	$58.8	$17.4
Loss from discontinued operations	(4.3)	(23.6)
Net income from continuing operations	63.1	41.0
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	30.5	33.7
Amortization of intangibles	14.3	13.1
Loss on disposal and impairment of property, plant & equipment and other	2.6	12.1
Stock-based compensation	4.7	4.9
Deferred income tax (benefit)	(6.9)	9.4
Changes in operating assets and liabilities, net of effects
from business acquisitions and divestures:
Accounts receivable	(8.2)	38.3
Inventories	0.8	71.5
Prepaid expenses and other assets	9.0	(7.6)
Accounts payable, accrued expenses and other liabilities	3.5	(11.8)
Net cash provided by continuing operating activities	113.4	204.6
INVESTING ACTIVITIES
Additions to property, plant and equipment	(24.6)	(24.2)
Proceeds from the sale of property, plant and equipment	2.2	0.8
Investments in securities	(4.0)	—
Proceeds from sale of securities	6.5	1.7
Other, net	(1.0)	0.7
Business acquisitions, net of cash acquired	(36.3)	(0.3)
Net cash used in investing activities	(57.2)	(21.3)
FINANCING ACTIVITIES
Proceeds from long-term debt	75.0	1.7
Payments of long-term debt	(50.9)	(61.5)
Payments of capital leases	(1.2)	(1.3)
Proceeds from share transactions under employee stock plans	3.4	0.4
Tax expense (benefit) of stock awards exercised	0.2	(0.3)
Debt issuance costs	(3.2)	—
Dividends	(16.4)	(16.2)
Net cash provided by (used in) financing activities	6.9	(77.2)
Effect of exchange rate changes on cash and cash equivalents	(2.7)	8.0
Net cash provided by (used in) operating activities of discontinued operations	5.5	(21.2)
Net cash provided by (used in) investing activities of discontinued operations	5.1	(0.3)
INCREASE IN CASH AND CASH EQUIVALENTS	71.0	92.6
Cash and cash equivalents at beginning of year	258.2	165.6
CASH AND CASH EQUIVALENTS AT END OF YEAR	$329.2	$258.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

North America	$188.9	$184.0	$785.5	$738.5
Europe	121.9	132.8	468.3	466.5
China	5.9	6.4	20.8	20.9
Total	$316.7	$323.2	$1,274.6	$1,225.9

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

North America	$24.2	$22.7	$106.4	$78.6
Europe	6.5	14.2	43.7	51.0
China	0.7	(2.9)	(0.5)	(6.6)
Corporate	(8.0)	(10.1)	(35.4)	(30.8)
Total	$23.4	$23.9	$114.2	$92.2

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

North America	$0.7	$0.7	$3.6	$3.6
Europe	1.4	1.1	7.6	5.8
China	30.3	26.8	115.8	110.4
Total	$32.4	$28.6	$127.0	$119.8

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net sales	$316.7	$323.2	$1,274.6	$1,225.9

Operating income - as reported	$23.4	$23.9	$114.2	$92.2
Operating margin %	7.4%	7.4%	9.0%	7.5%

Adjustments:
Cost of goods sold - restructuring and other charges	0.2	1.6	1.5	1.7
Restructuring and other charges	4.0	7.8	12.6	17.2
Gain on disposal of subsidiary	—	—	—	(1.1)
Impairment charges	1.2	3.0	1.4	3.3
Product liability and workers' compensation accrual decreases	(3.0)	(4.9)	(4.5)	(4.9)
Due diligence costs and other	4.5	—	7.1	—
Legal settlements	—	—	—	(1.5)
	6.9	7.5	18.1	14.7

Operating income - as adjusted	$30.3	$31.4	$132.3	$106.9
Adjusted operating margin %	9.6%	9.7%	10.4%	8.7%

Net income from continuing operations - as reported	$11.4	$10.1	$63.1	$41.0

Adjustments - tax affected:
Cost of goods sold - restructuring and other charges	0.1	1.4	1.0	1.5
Restructuring and other charges	2.1	5.6	9.6	13.8
Gain on disposal of subsidiary	—	—	—	(1.1)
Impairment charges	1.1	2.4	1.2	2.6
Product liability and workers' compensation accrual decreases	(1.9)	(3.1)	(2.8)	(3.1)
Legal settlements	—	—	—	(0.9)
Due diligence costs and other	2.3	—	4.1	—
Tax adjustments	—	—	(2.8)	3.9
	3.7	6.3	10.3	16.7

Net income from continuing operations - as adjusted	$15.1	$16.4	$73.4	$57.7

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.30	$0.27	$1.69	$1.10
Adjustments	0.10	0.17	0.28	0.45
Diluted earnings per share - as adjusted	$0.40	$0.44	$1.97	$1.55

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW ; CASH CONVERSION RATE

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2010	2009

Net cash provided by continuing operations - as reported	$113.4	$204.6
Less: additions to property, plant, and equipment	(24.6)	(24.2)
Plus: proceeds from the sale of property, plant, and equipment	2.2	0.8
Free cash flow	$91.0	$181.2

Net income from continuing operations - as reported	$63.1	$41.0

Cash conversion rate of free cash flow to net income from continuing operations	144.2%	442.0%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2010	2009

Current portion of long-term debt	$0.7	$50.9
Plus: Long-term debt, net of current portion	378.0	304.0
Less: Cash and cash equivalents	(329.2)	(258.2)
Net debt	$49.5	$96.7

Net debt	$49.5	$96.7
Plus: Total stockholders' equity	901.5	879.6
Capitalization	$951.0	$976.3

Net debt to capitalization ratio	5.2%	9.9%